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                                                                    Exhibit 23.4

H. A. SIMONS, LTD.

10333 SOUTHPORT ROAD S.W. SUITE 350
CALGARY, ALBERTA CANADA T2W 3X6
403-258-4200
FAX 403-258-4218

November 14, 1997                                                    0310/L882-2

                                                                   VIA FACSIMILE
                                                                  (604) 688-8030

                  CONSENT OF INDEPENDENT GEOLOGICAL CONSULTANTS

We hereby consent to the references to our firm in the Form 20F Registration being filed by Minco Mining & Metals Corporation as well as references to and extracts from the following reports prepared by our firm:

1. Chapuzi Gold Occurrence Report for Minco Mining and Metals Corporation dated December, 1996;

2. Technical Site Visit to Smelters and Mine Facilities of Baiyin Non-Ferrous Metals Corporation, Ganzu Province, People's Republic of China, dated December, 1995;

3. Proposed Development Strategy for the Changba Lijiagou Underground Mine dated December 9, 1996.

H. A. Simons, Ltd.

/s/ Tom Healy
--------------------------
T.H.A. (Tom) Healy, P.Eng.
Principal Engineer, Mining

THAH:pmi